UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

METAL SKY STAR ACQUISITION CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
☐	Fee paid previously with preliminary materials.

Explanatory Note

Metal Sky Star Acquisition Corporation (“MSSA,” “Metal Sky Star,” “we,” “our,” or “us”) is filing these definitive additional proxy materials with respect to the definitive proxy statement filed by Metal Sky Star with the Securities and Exchange Commission (the “SEC”) on October 10, 2023, as previously supplemented (the “Definitive Proxy Statement”), for the Extraordinary General Meeting of Shareholders scheduled for October 30, 2023 in order to increase the amount of the proposed monthly extension fee described in the Definitive Proxy Statement from $30,000 to $50,000. All other information in the Definitive Proxy Statement remains unchanged.

SUPPLEMENT NO. 2 TO THE DEFINITIVE PROXY STATEMENT

The following disclosures should be read in conjunction with the disclosures contained in the Definitive Proxy Statement, which should be read in its entirety. To the extent the information set forth herein differs from or updates information contained in the Definitive Proxy Statement, the information set forth herein shall supersede or supplement the information in the Definitive Proxy Statement. The terms used below, unless otherwise defined, have the meanings set forth in the Definitive Proxy Statement.

The sixth paragraph on the first page of the Notice of Extraordinary General Meeting of Shareholders is hereby amended and restated as follows:

If the shareholders approve the Extension Proposal and the Trust Amendment Proposal, the Company will have until August 5, 2024 to consummate an initial business combination, and, without another shareholder vote, may elect to extend the time period within which the Company must consummate its initial business combination for up to six (6) additional one-month periods, to August 5, 2024, by depositing the Monthly Extension Fee (as defined below) into the Company’s trust account (the “Trust Account”). To effectuate each Monthly Extension, the Sponsor and/or its designee will deposit the lesser of (i) $50,000 for all remaining public shares and (ii) $0.033 for each remaining public share into the Trust Account (the “Monthly Extension Fee”). The first Monthly Extension Fee after the approval of the Extension Proposal must be made by November 5, 2023, while the subsequent Monthly Extension Fees must be deposited into the Trust Account by the 5th of each succeeding month until August 5, 2024.

The first paragraph on the second page of the cover page of the Definitive Proxy Statement is hereby amended and restated as follows:

To effectuate each Monthly Extension (as defined herein), the Sponsor and/or its designee will deposit the lesser of (i) $50,000 for all remaining public shares and (ii) $0.033 for each remaining public share into the Trust Account (the “Monthly Extension Fee”). The first Monthly Extension Fee after the approval of the Extension Proposal must be made by November 5, 2023, while the subsequent Monthly Extension Fee must be deposited into the Trust Account by the 5th of each succeeding month until August 5, 2024 (the “Contributions”). The Contributions are conditioned upon the implementation of the Extension Proposal. The Contributions will not occur if the Extension Proposal is not approved or the Extension is abandoned. The amount of the Contributions will not bear interest and will be repayable by us to our Sponsor or its designees upon consummation of an initial business combination. If our Sponsor or its designees advises us that it does not intend to make the Contributions, then the Extension Proposal, will not be put before the shareholders at the Extraordinary General Meeting and, unless we can complete an initial business combination by February 5, 2024, we will dissolve and liquidate in accordance with the Amended and Restated Memorandum and Articles of Association. Our Sponsor or its designees will have the sole discretion whether to continue extending for additional calendar months until the Extended Date and if our Sponsor determines not to continue extending for additional calendar months, its obligation to make additional Contributions will terminate.

The second Q&A on page 3 of the Definitive Proxy Statement is hereby amended and restated as follows:

Q. What amount will holders receive upon consummation of a subsequent business combination or liquidation if the Extension Proposal is approved?	A.

If the Extension Proposal and Trust Amendment Proposal are approved, our Sponsor, or its designees, has agreed to contribute to us as a loan of the lesser of (i) $50,000 for all remaining public shares and (ii) $0.033 for each remaining public shares into the Trust Account (the “Monthly Extension Fee”). The Monthly Extension Fees must be deposited into the Trust Account by the 5th of each succeeding month until the Extended Date (the “Contributions”). Assuming the Extension Proposal and Trust Amendment Proposal are approved, the initial and any subsequent Contribution will be deposited in the trust account promptly following the Extraordinary General Meeting. Each additional Contribution will be deposited in the trust account established in connection with the IPO within thirty calendar days from the beginning of such calendar month (or portion thereof). The Contributions are conditioned upon the implementation of the Extension Proposal and Trust Amendment Proposal. The Contributions will not occur if the Extension Proposal and Trust Amendment Proposal are not approved, or the Extension is abandoned. The amount of the Contributions will not bear interest and will be repayable by us to our Sponsor or its designees upon consummation of an initial business combination.

If our Sponsor or its designees advises us that it does not intend to make the Contributions, then the Extension Proposal and Trust Amendment Proposal will not be put before the shareholders at the Extraordinary General Meeting, and we will dissolve and liquidate in accordance with our Amended and Restated Memorandum and Articles of Association. Our Sponsor or its designees will have the sole discretion whether to continue extending for additional calendar months until the Extended Date and if our Sponsor determines not to continue extending for additional calendar months, its obligation to make additional Contributions will terminate.

The last paragraph on page 14 of the Definitive Proxy Statement is hereby amended and restated as follows:

The Board has determined that it is in the best interests of the Company’s shareholders to approve the Extension Proposal, pursuant to which, once approved, the Company will have until August 5, 2024 to consummate its initial business combination, and the Company may, but is not obligated to, extend the period of time to consummate a business combination six times by an additional one month each time, for a total of up to six additional months until August 5, 2024 to complete a business combination, provided that the Sponsor or its designee must deposit into the Trust Account the Monthly Extension Fee in the amount of the lesser of (i) $50,000 for all remaining public shares and (ii) $0.033 for each remaining public share for each Monthly Extension.

The sixth paragraph on page 19 of the Definitive Proxy Statement is hereby amended and restated as follows:

Based on the foregoing, the Trust Amendment Proposal would enable the Company to extend the time period to complete an initial business combination for six (6) additional one-month extension periods, for a total of up to six additional months to August 5, 2024, provided that the Sponsor or its designee must deposit into the Trust Account the Monthly Extension Fee in the amount equal to the lesser of (i) $50,000 for all remaining public shares and (ii) $0.033 for each remaining public share for each Monthly Extension. Accordingly, our Board believes that in order to successfully complete a business combination, it is appropriate to amend the Trust Agreement.

The last paragraph of Annex B-1 to the Definitive Proxy Statement is hereby amended and restated as follows:

WHEREAS, the Company’s ability to complete a business combination may be extended by up to six (6) additional increments of one-month each until August ___, 2024, subject to the payment into the Trust Account by the Sponsor (or its designees or affiliates) of an amount for each one-month extension equal to the lesser of (i) $50,000 for all remaining public shares and (ii) $0.033 per public share for each remaining Ordinary Share held by a Public Stockholder (the “Monthly Extension Payment”), and which Monthly Extension Payments, if any, shall be added to the Trust Account.

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